Exhibit (13)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our report dated February 17, 2017, relating to the financial statements and financial highlights, which appears in College Retirement Equities Fund’s Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 26, 2017